EXHIBIT 4.1

                         AUTOZONE, INC.
                   DIRECTOR COMPENSATION PLAN


     SECTION 1. PURPOSE.

     This Director Compensation Plan (this "Plan") is established to allow the Non-Employee Directors of AutoZone, Inc. ("AutoZone") to participate in the ownership of AutoZone through ownership of shares of AutoZone Common Stocks or units representing the right to receive shares of AutoZone Common Stock. In addition, the Plan is intended to allow AutoZone's Non-Employee Directors to defer all or a portion of their compensation for their service as directors of AutoZone.

     SECTION 2. DEFINITIONS.

     As used herein, the following words shall have the definitions given them below:

          "Affiliate" means any corporation, company limited by shares, partnership, limited liability company, business trust, other entity, or other business association that is controlled by AutoZone.

          "Board" means the Board of Directors of AutoZone.

          "Business Day" means on a day which AutoZone's executive offices in Memphis, Tennessee are open for business and on which trading is conducted on the New York Stock Exchange.

          "Common Stock" means the Common Stock, $0.01 par value per share, of AutoZone.

          "Compensation  Date"  means the first Business Day of each Fiscal
Quarter.

          "Deferral Account" means an account established upon the conversion of a Unit Account by a Director and maintained in the Special Ledger for such Director to which cash equivalent amounts allocable to the Director under this Plan are credited.

          "Director" means any member of the Board who is not an employee or officer of AutoZone or an Affiliate.

          "Fair Market Value" means, as to any particular day, the average of the highest and lowest prices quoted for a share of Common Stock trading on the New York Stock Exchange on that day, or if no such prices were quoted for the shares of Common Stock on the New York Stock Exchange for that day for any reason, the average of the highest and lowest prices quoted on the last Business Day on which prices were quoted. The highest and lowest prices for the shares of Common Stock shall be those published in the edition of The Wall Street Journal or any successor publication for the next Business Day.

          "Fee" means the amount of compensation (including, without limitation, annual Director fees and meeting fees) set by the Board from time to time as payable to a Director in each Plan Year on the terms and subject to the conditions stated in this Plan, subject to reduction for any portion thereof that a Director elects to defer as provided in this Plan.

          "First Component" means the portion of the Fee payable to a Director that accounts for at least one-half of the Fee and that is payable in Shares and may be deferred by crediting Units to a Unit Account maintained for the Director.

          "Fiscal Quarter" means each 12-week or 16-week fiscal period corresponding to the Company's quarterly accounting period.

          "Interest Rate" means the annual rate at which interest is deemed to accrue on the amounts credited in a Deferral Account for a Director. The Interest Rate shall be set by the Board or a committee of the Board and may be changed from time to time as necessary to reflect prevailing interest rates.

          "Plan Year" means each 12-month period corresponding to the Company's annual accounting period.

          "Second Component" means the balance, if any of the Fee (after reduction for the First Component) payable to a Director in cash.

          "Shares" means shares of Common Stock.

          "Special Ledger" means a record established and maintained by AutoZone in which the Deferral Accounts and Unit Accounts for the Directors, if any, and the Units and/or amounts credited to the accounts, are noted.

          "Termination Date" means the date on which a Director ceases to be a member of the Board.

          "Unit Account" shall mean the account maintained in the Special Ledger for a Director to which Units allocable to the Director under this Plan are credited.

          "Unit" means a credit in a Director Unit Account representing one share.

     SECTION 3. ANNUAL FEE.

     During each Plan Year in which a person is a Director and is entitled to receive the Fee during the existence of the Plan, the Director will be eligible to receive the Fee payable as follows:

     At lease one-half of the Fee shall be and, at the Directors' option, up to the full amount of the Fee (defined above as the "First Component") will be (1) payable to the Director in Shares, or (2) at the Director's option, deferred by having AutoZone credit Units to a Unit Account maintained for the Director as provided in this Plan.

     The balance of the Fee (defined above as the "Second Component"), if any, shall be payable to the Director in cash.

     The Fee will be payable in advance in equal quarterly installments on each Compensation Date unless deferred as provided herein. Each quarterly installment will consist of one-fourth of the First Component and one-fourth of the Second Component, if any, for each Director.

     SECTION 4. ELECTIONS.

     With respect to each Plan Year, each Director who was a Director during the prior Plan Year must elect by no later than August 31 of the prior Plan Year how he or she will receive the Fee for the Plan Year; provided, however, that with respect to the initial partial Plan Year beginning March 17, 1998 (the "1998 Plan Year"), each Director who was a Director during the prior Plan Year must elect by no later than April 15, 1998 how he or she will receive the Fee for the remainder of the 1998 Plan Year. Each Director who becomes a Director during a Plan Year must elect within 30 days after becoming a Director how he or she will receive the Fee for such Plan Year. Each election must be made by the Director filing an election form with the Secretary of AutoZone. If a Director does not file an election form for each Plan Year by the specified date the Director will be deemed to have elected to receive and defer the Fee in the manner elected by the Director in his or her last valid election or, if there had been no prior election, will be deemed to have elected to receive all of the Fee in Shares. Any election to defer a portion of the Fee made by a person who becomes a Director during a Plan Year will be valid as to the portion of the Fee received after the election is filed with the Secretary of AutoZone. When an election is made for a Plan Year, the Director may not revoke or change that election with respect to such Plan Year.

     SECTION 5. THE SHARES.

     If a Director elects to receive Shares in payment of all or any part of the Director's Fee, the number of Shares to be issued on any Compensation Date shall be a whole number of shares nearest to one-fourth of the amount of the Fee to be paid in Shares for the Plan Year divided by the Fair Market Value of a Share on the Compensation Date. Any Shares issued under this Plan will be registered under the Securities Act of 1933, as amended, and, so long as shares of the Common Stock are listed for trading on the New York Stock Exchange, will be listed for trading on the New York Stock Exchange.

     SECTION 6. THE UNITS.

     If a Director defers any portion of the Fee in the form of Units, then on each Compensation Date, AutoZone will credit a Unit Account maintained for the Director with a number of Units (rounded to the nearest one-hundredth) equal to (1) one-fourth of the dollar amount of the Fee that the Director has elected to defer in the form of Units for the Plan Year divided by (2) the Fair Market Value of a Share on the Compensation Date. If the Common Stock is the subject of a stock dividend, stock split, or a reverse stock split, the number of Units will be increased or decreased, as the case may be, in the same proportion as the outstanding shares of Common Stock. AutoZone will credit to the Director's Unit Account on the date any dividend is paid on the Common Stock, an additional number of Units equal to (i) the aggregate amount of the dividend that would be paid on a number of Shares equal to the number of Units credited to the Director's Unit Account on the date the dividend is paid divided by (ii) the Fair Market Value of a Share on that date.

     SECTION 7. DISTRIBUTION OF THE AMOUNTS IN A UNIT ACCOUNT.

     Upon the Termination Date for a former Director, such former Director shall be entitled to receive that whole number of Shares nearest to the number of Units with which the former Director's Unit Account is credited. Subject to Section 11 hereof, the former Director may elect to receive such Shares in any one of the following forms:

     (a) a single lump-sum issuable as soon as practicable after the Termination Date; or

     (b) a single lump-sum issuable as soon as practicable after the fifth anniversary of the Termination Date; or

     (c) a single lump-sum issuable as soon as practicable after the tenth anniversary of the Termination Date; or

     (d) two (2) equal installments, one of which shall be issuable as soon as practicable after the fifth anniversary of the Termination Date and the other of which shall be issuable as soon as practicable after the tenth anniversary of the Termination Date, as provided below.

     If the former Director has elected to receive the Shares in the manner set forth in (d) above (i.e., in two equal installments), one-half of the Shares credited to the Unit Account as of the Termination Date will be issued to the former Director for each installment plus additional Shares equal to the Units credited to the Unit Account respecting dividends paid on the Common Stock since the prior installment was made (or, in the case of the first installment, since the Termination Date).

     SECTION 8. CONVERSION OF UNIT ACCOUNT.

     A Director who has a Unit Account may convert all (but not less than all) of the Unit Account into a Deferral Account, provided that such Director delivers notice to AutoZone of such election to convert at least 12 full months prior to the Director's Termination Date. The cash amount to be credited to the Director's Deferral Account upon the conversion shall equal (i) the number of Units credited to his or her Unit Account so converted multiplied by (ii) the Fair Market Value of a Share on the date of the Director's election to convert.

     Any election to convert must be made on a form prescribed by AutoZone and filed with its Secretary. The conversion of a Unit Account or a Deferral Account shall be deemed to occur on the date of the Director's election, except that, unless the Board provides otherwise, any portion of a Unit Account granted within six months of the date of election shall be converted to a Deferral Account six months and one day from the date in which the Units representing such portion were credited to the Unit Account.

     A Deferral Account shall accrue interest from the effective date of conversion at the London Interbank Offering Rate (LIBOR) plus twenty-two basis points, accrued and compounded quarterly.

     SECTION 9. DISTRIBUTION OF THE AMOUNTS IN A DEFERRAL ACCOUNT.

     Upon the Termination Date for a former Director, such former Director shall be entitled to receive an amount of cash equal to the amount with which the former Director's Deferral Account is credited. Subject to
Section 11 hereof, the former Director may elect to receive such cash in any one of the following forms:

     (a) a single lump-sum payable as soon as practicable after the Termination Date; or

     (b) a single lump-sum payable as soon as practicable after the fifth anniversary of the Termination Date; or

     (c) a single lump-sum payable as soon as practicable after the tenth anniversary of the Termination Date; or

     (d) two (2) equal installments, one of which shall be payable as soon as practicable after the fifth anniversary of the Termination Date and the other of which shall be payable as soon as practicable after the tenth anniversary of the Termination Date, as provided below.

     If the former Director has elected to receive the cash in the manner set forth in (d) above (i.e., in two equal installments), one-half of the amount credited to the Deferral Account as of the Termination Date will be paid in each installment, along with the additional amount credited to the Deferral Amount as interest (at the Interest Rate) since the prior installment was paid (or, in the case of the first installment, since the Termination Date).

     SECTION 10. DISTRIBUTION IN THE EVENT OF A DIRECTOR'S DEATH.

     Each Director who defers any part of the Fee payable to him or her in any Plan Year may designate one or more beneficiaries of the Director's Unit Account (or, if applicable, the Director's Deferral Account) which may be changed from time to time upon written notice to AutoZone. The designation of a beneficiary must be made by filing with AutoZone's Secretary a form prescribed by AutoZone. If no designation of a beneficiary is made, any deferred benefits under this Plan will be paid to the Director's or former Director's estate. If a Director dies while in office or a former Director dies during the installment payment period, AutoZone will issue the Shares that are issuable (or if applicable, pay the amounts of cash that are payable) to the Director or former Director in the manner set forth in the most recent timely election filed by such Director or former Director, or if no such election has been filed, in a single lump-sum as soon as practicable after the death of the Director or the former Director.

     SECTION  11.  TIMING  OF  ELECTION  TO  RECEIVE  DEFERRED  BENEFITS IN
INSTALLMENTS.

     If a Director desires to have his Unit Account and/or Deferral Account distributed in installments as provided in Section 7(d) or Section 9(d) hereof, the election to receive payments in installments must be delivered to the Secretary of AutoZone at least 12 full months prior to the Director's Termination Date. Any such election delivered by the Director within the 12-month period ending on the Director's Termination Date shall be of no force or effect. If a Director has filed more than one timely election, the most recent such election shall govern and all prior elections shall be superseded and shall be of no force or effect.

     SECTION 12. HOLDING PERIOD

     Notwithstanding anything contained herein, unless the Board provides otherwise, (i) no Shares issued hereunder may be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which such Shares were issued, and (ii) no right or interest of a Director or a former Director in Units credited his or her Unit Account hereunder (including Units credited to such Unit Account respecting dividends paid on the Common Stock) shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which such Units were credited to such Unit Account, except by will or in accordance with the laws of decent and distribution.

     SECTION 13. HARDSHIP WITHDRAWALS.

     Prior to the complete distribution of a Director's Unit Account and/or Deferral Account, such Director may request a withdrawal of any portion of his or her Unit Account or Deferral Account in an amount sufficient to meet a "hardship." For purposes of this Plan, "hardship" shall mean a demonstrated and severe financial hardship resulting from any one or more of the following: (i) sudden or unexpected illness or accident of the Director or of a dependent (as defined in Section 152(a) of the Internal Revenue Code of 1986, as amended) of the Director, (ii) a loss of the Director's property due to casualty, or (iii) any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Director's control; in each case only to the extent that the hardship is not relieved (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Director's assets (to the extent that such liquidation does not itself cause a "hardship"), or (c) by cessation of deferrals under the Plan. The Board, in its sole and absolute discretion, shall determine the existence of a bona fide hardship based on non-discriminatory procedures, taking into account any then applicable rulings or regulations from the Internal Revenue Service. The standards established by the Board for determining the existence of hardship shall be uniformly applied to all Directors who request such a withdrawal and the Board's decision with respect to each such request shall be final.

     An approved hardship withdrawal shall be paid to the Director in cash as soon as practicable after the approval. In the event that part or all of the withdrawal is to be made from a Unit Account, a number of Units equal to (i) the amount of the hardship withdrawal required to be made from the Unit Account, divided by (ii) the Fair Market Value of a Share on the date of approval, shall be converted into cash and paid to the Director as provided herein, and the balance of the Unit Account shall be reduced accordingly.

     SECTION 14. WITHHOLDING FOR TAXES.

     AutoZone will withhold the amount of cash and Shares necessary to satisfy AutoZone's obligation to withhold federal, state, and local income and other taxes on any benefits received by the Director, the former Director or a beneficiary under this Plan

     SECTION 15. NO TRANSFER OF RIGHTS UNDER THE PLAN.

     A Director or former Director shall not have the right to transfer, grant any security interest in or otherwise encumber rights he or she may have under this Plan, any Deferral Account or any Unit Account maintained for the Director or former Director or any interest therein. No right or interest of a Director or a former Director in a Deferral Account or a Unit Account shall be subject to any forced or involuntary disposition or to any charge, liability, or obligation of the Director or former Director, whether as the direct or indirect result of any action of the Director or former Director or any action taken in any proceeding, including any proceeding under any bankruptcy or other creditors' rights law. Any action attempting to effect any transaction of that type shall be null, void, and without effect.

     SECTION 16. UNFUNDED PLAN.

     This Plan will be unfunded for federal tax purposes. The Deferral Accounts and the Unit Accounts are entries in the Special Ledger only and are merely a promise to make payments in the future. AutoZone's obligations under this Plan are unsecured, general contractual obligations of AutoZone.

     SECTION 17. AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may amend or terminate this Plan at any time. An amendment or the termination of this Plan will not adversely affect the right of a Director, former Director, or Beneficiary to receive Shares issuable or cash payable at the effective date of the amendment or termination or any rights that a Director, former Director, or a Beneficiary has in any Deferral Account or Unit Account at the effective date of the amendment or termination. If the Plan is terminated, however, AutoZone may, at its option, accelerate the payment of all deferred and other benefits payable under this Plan.

     SECTION 18. GOVERNING LAW.

     This Plan shall be administered, interpreted and enforced under the internal laws of the State of Nevada without regard to the conflicts of law rules thereof. AutoZone has the right to interpret this Plan, and any interpretation by AutoZone shall be conclusive as to the meaning of this Plan.

     SECTION 19. SHARES SUBJECT TO THE PLAN.

     AutoZone shall reserve 20,000 Shares for issuance under the Plan. All Shares issuable under the Plan shall be treasury shares of Common Stock. No Plan participant shall have any of the rights or privileges of a stockholder of the Company in respect to any of the Shares unless and until certificates representing such Shares have been issued by the Company.

     SECTION 20. EFFECTIVE DATE.

     The effective date of this Plan shall be March 17, 1998.


                        *            *            *

          I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of AutoZone, Inc. on March 17, 1998.


          Executed this 18{th} day of March, 1998.




                              Harry L. Goldsmith
                              ----------------------------------------
                              Secretary


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